EXHIBIT 99.1
A10 Networks Reports Financial Results for the Fourth Quarter of 2023

Company Achieves Revenue Guidance, Maintains Strong Profitability and Business Model

SAN JOSE, Calif., February 6, 2024 -- A10 Networks, Inc. (NYSE: ATEN), a leading provider of cybersecurity and infrastructure solutions, today announced financial results for its fourth quarter ended December 31, 2023.

Fourth Quarter 2023 Financial Summary
•Revenue of $70.4 million, in-line with guidance and down $7.2 million (9.3%) year-over-year due to market conditions related to North American service provider customers’ capital expenditures. Sequentially, revenue increased 21.9%, reflecting delayed orders from the third quarter as expected.
•Enterprise revenue increased 22.6% year-over-year.
•GAAP gross margin of 81.1%; non-GAAP gross margin of 81.8% as a result of continued focus on operational execution of business model goals in spite of near-term volatility in the market.
•GAAP net income of $17.9 million (representing 25.4% of revenue), or $0.24 per diluted share, compared to net income of $18.0 million (23.2% of revenue) or $0.24 per diluted share in the fourth quarter of 2022.
•Non-GAAP net income of $18.5 million (representing 26.2% of revenue), or $0.25 per diluted share (non-GAAP EPS) compared to non-GAAP net income of $18.4 million (23.7% of revenue) or $0.24 per diluted share in the fourth quarter of 2022.
•The Company repurchased 656,000 shares at an average price of $11.14 for a total of $7.3 million. The Company has $49.7 million remaining on this authorization. The Company also paid $4.4 million in cash dividends.
•The Board of Directors approved a quarterly cash dividend of $0.06 per share, payable on March 1, 2024 to stockholders of record at the close of business on February 16, 2024.

Full-Year 2023 Financial Summary
•Revenue of $251.7 million, down $28.6 million (10.2%) year-over-year.
•Enterprise revenue increased 8.6% year-over-year.
•GAAP gross margin of 80.9% vs. 79.7% in 2022; non-GAAP gross margin of 81.7% vs. 80.3% in 2022.
•GAAP net income of $40.0 million (representing 15.9% of revenue), or $0.53 per diluted share.
•Adjusted EBITDA margin of 28.3% vs. 26.8% in 2022.
•Non-GAAP net income of $54.9 million (representing 21.8% of revenue), or $0.73 per diluted share (non-GAAP EPS).

A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

“Continued strong demand for our solutions and shift to focus on Enterprise customers partially mitigated broadly reported headwinds with Service Provider customers related to depressed capital expenditures and longer sales cycles,” said Dhrupad Trivedi, President and Chief Executive Officer of A10 Networks. Revenue from enterprise customers increased 8.6% on a full year basis.

“Simultaneously, A10 continues to deliver solid execution and we believe our business model positions us to navigate this challenging period better than others,” continued Trivedi. “We maintained our target gross margin level of 80 – 82% and EBITDA margin of 26 – 28% despite the revenue challenges, demonstrating our proven ability to allocate resources to the best strategic opportunities for future growth while driving operating efficiencies We were able to deliver flat full year EPS on a constant-currency basis in spite of a challenging macro environment. Over the last three years, we have delivered Adjusted EBITDA growth of 14%. We expect to grow our non-GAAP EPS in 2024 compared to 2023, enabling us to continue investing in future innovative solutions and returning capital to shareholders.”

Conference Call
Management will host a call at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) today, February 6, 2024, to discuss these results. Interested parties may access the conference call by dialing (833) 470-1428 (toll-free) or (404) 975-4839 and referencing access code: 619931.

A live audio webcast of the conference call will be accessible from the “Investor Relations” section of A10 Network’s website at investors.a10networks.com. The webcast will be archived for at least 90 days. A telephonic replay of the conference call will be available two hours after the conclusion of the live call and will run for seven days and may be accessed by dialing (866) 813-9403 (toll-free) or (929) 458-6194 and entering the passcode 829707.

Forward-Looking Statements
This press release contains “forward-looking statements,” including statements regarding our quarterly dividend payments and repurchase program, strategy, growth, customer opportunities, profitability, and expectations for 2024, including as to non-GAAP EPS, investments and return of capital. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors that may cause actual results to differ include any unforeseen need for capital which may require us to divert funds we may have otherwise used for the dividend program or stock repurchase program, which may in turn negatively impact our ability to administer the quarterly dividends or the repurchase of our common stock; a significant decline in global macroeconomic or political conditions that have an adverse impact on our business and financial results; business interruptions related to our supply chain; our ability to manage our business and expenses if customers cancel or delay orders; execution risks related to closing key deals and improving our execution; the continued market adoption of our products; our ability to successfully anticipate market needs and opportunities; our timely development of new products and features; our ability to achieve or maintain profitability; any loss or delay of expected purchases by our largest end-customers; our ability to maintain or improve our competitive position; competitive and execution risks related to cloud-based computing trends; our ability to attract and retain new end-customers and our largest end-consumers; our ability to maintain and enhance our brand and reputation; changes demanded by our customers in the deployment and payment model for our products; continued growth in markets relating to network security; the success of any future acquisitions or investments in complementary companies, products, services or technologies; the ability of our sales team to execute well; our ability to shorten our close cycles; the ability of our channel partners to sell our products; variations in product mix or geographic locations of our sales; risks associated with our presence in international markets; weaknesses or deficiencies in our internal control over financial reporting; our ability to timely file periodic reports required to be filed under the Securities Exchange Act of 1934; and other risks that are described in “Risk Factors” in our periodic filings with the Securities and Exchange Commission, including our Form 10-K filed with the Securities and Exchange Commission on February 27, 2023. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), we refer to certain non-GAAP financial measures, including non-GAAP net income, non-GAAP net income per basic and diluted share (or non-GAAP EPS), non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance and are used by the company's management for that purpose.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

We define non-GAAP net income as our GAAP net income excluding: (i) stock-based compensation and related payroll tax, (ii) impairment expense, (iii) one-time tax planning expense, (iv) cyber incident remediation expense, (v) workforce reduction expense, (vi) income tax benefit from amended returns and (vii) income tax effect of non-GAAP items (i) to (vi) listed above. We define non-GAAP net income per basic and diluted share as our non-GAAP net income divided by our basic and diluted weighted-average shares outstanding. We define non-GAAP gross profit as our GAAP gross profit excluding (i) stock-based compensation and related payroll tax, (ii) cyber incident remediation expense and (iii) workforce reduction expense. We define non-GAAP gross margin as our non-GAAP gross profit divided by our GAAP revenue. We define non-GAAP operating income as our GAAP income from operations excluding (i) stock-based compensation and related payroll tax, (ii) impairment expense, (iii) one-time tax planning expense, (iv) cyber incident remediation expense and (v) workforce reduction expense. We define non-GAAP operating margin as our non-GAAP operating income divided by our GAAP revenue. We define non-GAAP operating expenses as our GAAP operating expenses excluding (i) stock-based compensation and related payroll tax, (ii) impairment expense, (iii) one-time tax planning expense, (iv) cyber incident remediation expense and (v) workforce reduction expense. We define Adjusted EBITDA as our GAAP net income excluding (i) interest and other (income) expense, net, (ii) depreciation and amortization expense, (iii) provision for (benefit from) income taxes, (iv) stock-based compensation and related payroll tax, (v) impairment expense, (vi) one-time tax planning expense, (vii) workforce reduction expense, (viii) cyber incident remediation expense and (ix) global distribution center transition expense. We define Adjusted EBITDA margin as our Adjusted EBITDA divided by our GAAP revenue.

Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results.

About A10 Networks
A10 Networks (NYSE: ATEN) provides security and infrastructure solutions for on-premises, hybrid cloud, and edge-cloud environments. Our 7000+ customers span global large enterprises and communications, cloud and web service providers who must ensure business-critical applications and networks are secure, available, and efficient. Founded in 2004, A10 Networks is based in San Jose, Calif. and serves customers globally. For more information, visit A10networks.com and follow us at A10Networks.

The A10 logo and A10 Networks are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

Investor Contact:
Rob Fink / Tom Baumann
FNK IR
646.809.4048 / 646.349.6641
aten@fnkir.com

Brian Becker
Chief Financial Officer
investors@a10networks.com

Source: A10 Networks, Inc.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts, on a GAAP Basis)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenue:
Products	$40,550	$49,577	$141,082	$173,201
Services	29,867	28,057	110,618	107,137
Total revenue	70,417	77,634	251,700	280,338
Cost of revenue:
Products	9,134	11,793	31,468	40,135
Services	4,140	3,950	16,494	16,697
Total cost of revenue	13,274	15,743	47,962	56,832
Gross profit	57,143	61,891	203,738	223,506
Operating expenses:
Sales and marketing	21,450	22,351	85,976	88,511
Research and development	11,979	16,916	55,229	58,398
General and administrative	5,708	6,358	23,885	23,518
Total operating expenses	39,137	45,625	165,090	170,427
Income from operations	18,006	16,266	38,648	53,079
Non-operating income (expense):
Interest income	1,677	568	5,078	1,304
Interest and other income (expense), net	(584)	(464)	69	(1,667)
Total non-operating income (expense), net	1,093	104	5,147	(363)
Income before income taxes	19,099	16,370	43,795	52,716
Provision for (benefit from) income taxes	1,182	(1,660)	3,825	5,808
Net income	$17,917	$18,030	$39,970	$46,908
Net income per share:
Basic	$0.24	$0.25	$0.54	$0.62
Diluted	$0.24	$0.24	$0.53	$0.60
Weighted-average shares used in computing net income per share:
Basic	74,288	73,560	74,210	75,528
Diluted	74,972	75,392	75,550	77,751

A10 NETWORKS, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022

GAAP net income	$17,917	$18,030	$39,970	$46,908
Non-GAAP items:
Stock-based compensation and related payroll tax	2,922	3,546	14,674	13,969
Impairment expense	—	1,000	2,975	1,000
One-time tax planning expense	500	—	500	—
Workforce reduction expense	—	—	4,298	—
Cyber incident remediation expense	—	—	732	—
Income tax benefit from amended returns	—	(4,176)	—	(4,176)
Income tax-effect of non-GAAP items (1)	(2,872)	—	(8,230)	—
Total non-GAAP items	550	370	14,949	10,793
Non-GAAP net income (1)(2)	$18,467	$18,400	$54,919	$57,701

GAAP net income per share:
Basic	$0.24	$0.25	$0.54	$0.62
Diluted	$0.24	$0.24	$0.53	$0.60
Non-GAAP items:
Stock-based compensation and related payroll tax	0.04	0.05	0.19	0.18
Impairment expense	—	0.01	0.04	0.01
One-time tax planning expense	0.01	—	0.01	—
Workforce reduction expense	—	—	0.06	—
Cyber incident remediation expense	—	—	0.01	—
Income tax benefit from amended returns	—	(0.06)	—	(0.05)
Income tax-effect of non-GAAP items (1)	(0.04)	—	(0.11)	—
Total non-GAAP items	0.01	—	0.20	0.14

Non-GAAP net income per share: (1)(2)
Basic	$0.25	$0.25	$0.74	$0.76
Diluted	$0.25	$0.24	$0.73	$0.74
Weighted average shares used in computing net income per share:
Basic	74,288	73,560	74,210	75,528
Diluted	74,972	75,392	75,550	77,751

(1)For 2023, we adopted presenting non-GAAP net income impacted for the income tax effect of excluding non-GAAP items. In the three and twelve months ended December 31, 2023, the income tax effect represents a non-GAAP profit before tax rate of 18.0%. For the three months ended December 31, 2022, the income tax effect of excluding non-GAAP items would be $889 thousand and non-GAAP net income adjusted for the income tax effect of excluding non-GAAP items would be $17,511 thousand, representing a $0.01 decrease in reported non-GAAP net income per share in the table above. The income tax effect of $889 thousand represents a non-GAAP profit before tax rate of 4.3%. For the twelve months ended December 31, 2022, the income tax effect of excluding non-GAAP items would be $6,765 thousand and non-GAAP net income adjusted for the income tax effect of excluding non-GAAP items would be

$50,936 thousand, representing a $0.09 decrease in reported non-GAAP net income per share in the table above. The income tax effect of $6,765 thousand represents a non-GAAP profit before tax rate of 10.0%.

(2)Net income and earnings per share excluding adjustments are non-GAAP financial measures presented as supplemental financial measures to enable a user of the financial information to understand the impact of these adjustments on reported results. These financial measures should not be considered an alternative to net income, operating income, cash flows provided by operating activities, or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. Our adjusted net income and earnings per share may not be comparable to similarly titled measures of another company because companies may not all calculate adjusted net income and earnings per share in the same manner.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value, on a GAAP Basis)

	As of December 31, 2023	As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$97,244	$67,971
Marketable securities	62,056	83,018
Accounts receivable, net of allowances of $405 and $32, respectively	74,307	72,928
Inventory	23,522	19,693
Prepaid expenses and other current assets	14,695	13,381
Total current assets	271,824	256,991
Property and equipment, net	29,876	19,743
Goodwill	1,307	1,307
Deferred tax assets, net	62,725	63,183
Other non-current assets	24,077	27,881
Total assets	$389,809	$369,105
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,024	$6,725
Accrued and other liabilities	21,388	37,183
Deferred revenue, current	82,657	74,340
Total current liabilities	111,069	118,248
Deferred revenue, non-current	58,677	52,652
Other non-current liabilities	12,187	17,193
Total liabilities	181,933	188,093

Stockholders' equity:
Common stock, $0.00001 par value: 500,000 shares authorized; 89,003 and 87,123 shares issued and 74,359 and 73,738 shares outstanding, respectively	1	1
Treasury stock, at cost: 14,645 and 13,384 shares, respectively	(150,909)	(134,934)
Additional paid-in-capital	486,958	466,927
Dividends paid	(37,619)	(19,802)
Accumulated other comprehensive loss	(71)	(726)
Accumulated deficit	(90,484)	(130,454)
Total stockholders' equity	207,876	181,012
Total liabilities and stockholders' equity	$389,809	$369,105

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands, on a GAAP Basis)

	Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$39,970	$46,908
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,346	7,381
Stock-based compensation	14,081	13,331
Provision for doubtful accounts and sales returns	(699)	(36)
Other non-cash items	(628)	793
Changes in operating assets and liabilities:
Accounts receivable	(679)	(10,065)
Inventory	(6,302)	2,035
Prepaid expenses and other assets	(1,850)	1,627
Accounts payable	(2,999)	103
Accrued and other liabilities	(20,801)	(1,338)
Deferred revenue	14,342	5,361
Net cash provided by operating activities	43,781	66,100
Cash flows from investing activities:
Proceeds from sales of marketable securities	57,432	6,252
Proceeds from maturities of marketable securities	61,583	71,045
Purchases of marketable securities	(93,778)	(55,411)
Purchases of property and equipment	(10,896)	(10,799)
Net cash provided by investing activities	14,341	11,087
Cash flows from financing activities:
Proceeds from issuance of common stock under employee equity incentive plans	4,943	7,038
Repurchases of common stock	(15,975)	(79,257)
Payments for dividends	(17,817)	(15,922)
Net cash used in financing activities	(28,849)	(88,141)
Net increase (decrease) in cash and cash equivalents	29,273	(10,954)
Cash and cash equivalents—beginning of period	67,971	78,925
Cash and cash equivalents—end of period	$97,244	$67,971

Non-cash investing and financing activities:
Transfers between inventory and property and equipment	$2,473	$733
Purchases of property and equipment included in accounts payable	$3,298	$230

A10 NETWORKS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT
(unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022

GAAP gross profit	$57,143	$61,891	$203,738	$223,506
GAAP gross margin	81.1%	79.7%	80.9%	79.7%

Non-GAAP adjustments:
Stock-based compensation and related payroll tax	441	414	1,814	1,662
Workforce reduction expense	—	—	42	—
Cyber incident remediation expense	—	—	3	—
Non-GAAP gross profit	$57,584	$62,305	$205,597	$225,168
Non-GAAP gross margin	81.8%	80.3%	81.7%	80.3%

A10 NETWORKS, INC.
RECONCILIATION OF GAAP TOTAL OPERATING EXPENSES
TO NON-GAAP TOTAL OPERATING EXPENSES
(unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022

GAAP total operating expenses	$39,137	$45,625	$165,090	$170,427

Non-GAAP adjustments:
Stock-based compensation and related payroll tax	(2,481)	(3,132)	(12,860)	(12,307)
Impairment expense	—	—	(2,975)	—
One-time tax planning expense	(500)	—	(500)	—
Workforce reduction expense	—	—	(4,256)	—
Cyber incident remediation expense	—	—	(729)	—
Non-GAAP total operating expenses	$36,156	$42,493	$143,770	$158,120

A10 NETWORKS, INC.
RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO NON-GAAP OPERATING INCOME
(unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022

GAAP income from operations	$18,006	$16,266	$38,648	$53,079
GAAP operating margin	25.6%	21.0%	15.4%	18.9%

Non-GAAP adjustments:
Stock-based compensation and related payroll tax	2,922	3,546	14,674	13,969
Impairment expense	—	—	2,975	—
One-time tax planning expense	500	—	500	—
Workforce reduction expense	—	—	4,298	—
Cyber incident remediation expense	—	—	732	—
Non-GAAP operating income	$21,428	$19,812	$61,827	$67,048
Non-GAAP operating margin	30.4%	25.5%	24.6%	23.9%

A10 NETWORKS, INC.
RECONCILIATION OF GAAP NET INCOME TO
EBITDA AND ADJUSTED EBITDA (NON-GAAP)
(unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022	2021

GAAP net income	$17,917	$18,030	$39,970	$46,908	$94,887
GAAP net income margin	25.4%	23.2%	15.9%	16.7%	37.9%

Exclude: Interest and other (income) expense, net	(1,093)	(104)	(5,147)	363	1,746
Exclude: Depreciation and amortization	2,501	2,473	9,346	8,012	8,907
Exclude: Provision for (benefit from) income taxes	1,182	(1,660)	3,825	5,808	(63,245)
EBITDA	20,507	18,739	47,994	61,091	42,295
Exclude: Stock-based compensation and related payroll tax	2,922	3,546	14,674	13,969	15,031
Exclude: Impairment expense	—	—	2,975	—	—
Exclude: One-time tax planning expense	500	—	500	—	—
Exclude: Workforce reduction expense	—	—	4,298	—	—
Exclude: Cyber incident remediation expense	—	—	732	—	—
Exclude: Global distribution center transition expense	—	—	—	—	5,063
Adjusted EBITDA	$23,929	$22,285	$71,173	$75,060	$62,389
Adjusted EBITDA margin	34.0%	28.7%	28.3%	26.8%	25.0%